SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 24, 2005
LIONS GATE ENTERTAINMENT CORP.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-14880	N/A
(Commission File Number)	(IRS Employer Identification No.)
555 Brooksbank Avenue
North Vancouver, British Columbia V7J 3S5
And
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(Address of principal executive offices)
(604) 983-5555
(Registrant’s telephone number, including area code)
NO CHANGE
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
      On February 24, 2005, Lions Gate Entertainment Corp. (“Lions Gate”) completed the private placement of an aggregate amount of $150 million of subsidiary Lions Gate Entertainment Inc.’s (“U.S. Lions Gate”) 3.625% Convertible Senior Subordinated Notes Due 2025 (the “Notes”) pursuant to the terms of a Purchase Agreement dated February 18, 2005 by and among Lions Gate and U.S. Lions Gate and SG Cowen & Co., LLC, J.P. Morgan Securities Inc., Jefferies & Co., Oppenheimer & Co., Thomas Weisel Partners, LLC, Janco Partners and Sanders Morris Harris (together, the “Initial Purchasers”) (the “Purchase Agreement”). The Purchase Agreement also granted the Initial Purchasers an option to purchase an additional $25 million aggregate principal amount of Notes (the “Option”). On February 25, 2005, a Form 8-K disclosing entry into this material definitive agreement was filed. It is incorporated herein by reference in its entirety. In connection therewith, and pursuant to the terms of the Purchase Agreement, the Initial Purchasers exercised the Option on February 24, 2005 and US Lions Gate issued an additional $25 million aggregate principal amount of Notes on February 28, 2005.
      U.S. Lions Gate will pay interest on the notes on March 15 and September 15 of each year, beginning on September 15, 2005. The notes will mature on March 15, 2025.
      The Notes may be converted into common shares of Lions Gate at any time before maturity, redemption or repurchase. In addition, under certain circumstances, upon a change in control, the holders of notes will be entitled to receive a make whole premium. The initial conversion rate of the Notes is 70.0133 common shares per $1,000 principal amount of notes (equivalent to a conversion price of approximately $14.28 per common share) subject to adjustment in certain circumstances.
      On or after March 15, 2012, U.S. Lions Gate may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the date of redemption. U.S. Lions Gate may be required to repurchase the Notes on March 15, 2012, 2015 and 2020 or upon a “designated event”, at a price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and additional interest, if any, to, but excluding, the date of repurchase.
      Lions Gate will fully and unconditionally guarantee the payment of principal and interest on the Notes and amounts payable upon repurchase on an unsecured senior subordinated basis. The notes and related guarantee will be subordinated in right of payment to the prior payment in full of U.S. Lions Gate’s and Lions Gate’s senior debt.
      U.S. Lions Gate and Lions Gate have agreed to file a shelf registration statement covering resales of the Notes and the common shares of Lions Gate issuable upon conversion of the notes, pursuant to the registration rights granted to purchasers of the Notes. If U.S. Lions Gate or Lions Gate fails to comply with certain of these registration rights obligations, U.S. Lions Gate will pay additional interest to affected holders of the Notes.
      A copy of the Forms of Note and Guaranty are attached hereto as exhibits and are incorporated herein by reference in their entirety.

Item 9.01.	Financial Statements and Exhibits
      (c) Exhibits.
      4.1 Form of 3.625% Convertible Senior Subordinated Notes Due 2025
      4.2 Form of Guaranty of 3.625% Convertible Senior Subordinated Notes Due 2025

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ James Keegan

Name: James Keegan
Title: Chief Financial Officer
Date: February 28, 2005